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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
February 20, 2004

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nvada 89109
(Address of principal executive offices and Zip Code)

(702) 873-3488
(Registrant's telephone number, including area code)

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Letter of Intent
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

Aberdene Mines Limited announced today that it has entered into a letter of intent to acquire a 75% interest in a joint venture on a land package located in the historic Tuscarora District in the State of Nevada, in what is known as the Carlin Gold District approximately 52 miles northwest of Elko, Nevada. The land interests consist of approximately 2920 acres of unpatented lode claims, mining claims and land leases known as the "Tuscarora Gold Project".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of February, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine Brent Jardine, President, Principal Executive Officer, Treasurer and Principal Financial Officer